EXHIBIT 32

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with this Quarterly Report of CRC Crystal Research Corporation (the “Company”) on Form 10-Q for the period ending March 31, 2009, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Kiril A. Pandelisev, Chief Executive Officer and Chief Financial Officer of the Company, certify to the best of my knowledge, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

By           /s/ Kiril A.  Pandelisev
Kiril A. Pandelisev
Chief Executive Officer and Chief Financial Officer

Dated: May 14, 2009